UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2023

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza, New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)
(973) 305-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VLY	Nasdaq Global Select Market
Non-Cumulative Perpetual Preferred Stock, Series A, no par value	VLYPP	Nasdaq Global Select Market
Non-Cumulative Perpetual Preferred Stock, Series B, no par value	VLYPO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 1, 2023, Valley National Bancorp and Valley National Bank (collectively, the “Company”) entered into a Change-in-Control Agreement (the “Change-in-Control Agreement”) with Raja Dakkuri (the “Executive”). As previously disclosed, pursuant to the terms of his Offer Letter with the Company, Mr. Dakkuri became eligible to enter into the Change-in-Control Agreement effective April 1, 2023, the first anniversary of the commencement of his employment with the Company.

The Change-in-Control Agreement provides that if the Executive is dismissed without cause or resigns for good reason in the three years following the change-in-control, the Executive would be entitled to (x) a lump sum cash severance payment equal to two times the Executive’s highest annual compensation paid in any of the three calendar years preceding the change-in-control, where annual compensation equals salary paid, including any 401(k) plan or deferred compensation plan deferrals, plus cash bonuses awarded for such calendar year and (y) a lump sum payment equal to two times the aggregate annual COBRA and dental premiums, reflecting what was provided to the Executive (and his spouse and family) at the time of termination, minus the aggregate annual amount of any employee contribution that would have been required of the Executive. In addition, the Change-in-Control Agreement provides that, if during the three years following a change-in-control, the executive becomes disabled or dies while employed, he or his estate, as applicable, would be entitled to a lump sum cash payment equal to one-twelfth of the Executive’s highest annual salary (including any 401(k) plan or deferred compensation plan deferrals) paid in any of the three calendar years preceding the Change in Control.

The Change-in-Control Agreement also provides that the Executive would be entitled to the greater after-tax benefit of either (i) his full change-in-control payments and benefits, for which the Executive is responsible for the payment of any applicable excise tax under Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”), or (ii) his change in control payments and benefits cut back to the amount that would result in no Section 280G excise tax for the Executive. If the Executive ceases to be employed by the Company prior to a change-in-control, the Change-in-Control Agreement has no force or effect.

The foregoing is a summary of the Change-in-Control Agreement, the form of which is filed as Exhibit 10(DD) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on February 28, 2019 and incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2023	VALLEY NATIONAL BANCORP

	By:	/s/ Gary Michael
Gary Michael
Executive Vice President, General Counsel & Corporate Secretary

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